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                           CERTIFICATE OF DESIGNATIONS

                                       OF

                   10% CUMULATIVE CONVERTIBLE PREFERRED STOCK
                         ($5,000 Liquidation Preference)

                                       OF

                                  DANSKIN, INC.

                          ----------------------------

            Pursuant to Section 151(g) of the General Corporation Law
                            of the State of Delaware

                          ----------------------------

          The undersigned duly authorized officer of DANSKIN, INC., a Delaware corporation (the "Corporation"), HEREBY CERTIFIES that the following resolution was duly adopted on July 31, 1996, by the Board of Directors of the Corporation pursuant to authority conferred on the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation (as amended) and in accordance with the provisions of the Delaware General Corporation Law, with certain of the designations and the preferences, rights and other terms relating to dividends, redemption, dissolution, any distribution of assets of the Corporation and the conversion into shares of another class of securities of the
Corporation:

          RESOLVED, that, pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), 1,000 of the authorized shares of preferred stock of the Corporation, liquidation preference $5,000, are hereby designated "10 % Cumulative Convertible Preferred Stock", of which the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, shall be as follows:

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               1. Number of Shares and Designation. 1,000 shares of the
     preferred stock, liquidation preference $5,000.00 per share, of the Corporation are hereby constituted as a series of the preferred stock designated as 10% Cumulative Convertible Preferred Stock (the "Convertible Preferred Stock") in the form substantially as that given in Exhibit A to this Certificate of Designations.

               2. Definitions. For purposes of the Convertible Preferred Stock, the following terms shall have the meanings indicated:

               "Board of Directors" shall mean the board of directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Convertible Preferred Stock.

               "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

               "Closing Price" of the Common Stock on any day shall mean on such day the reported last sales price, regular way, for the Common Stock or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, for the Common Stock in either case as reported on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System (the "Nasdaq National Market") or, if the Common Stock is not quoted on the Nasdaq National Market, the average of the closing bid and asked prices for the Common Stock on such day in the over-the-counter market as reported by Nasdaq or, if bid and asked prices for the Common Stock on each such date shall not have been reported by Nasdaq, the average of the bid and asked prices of the Common Stock for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board of Directors or, if no such quotations are available, the fair market value of the Common Stock furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose.

               "Common Stock" shall mean the Common Stock of the Corporation, par value $.01 per share.




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               "Conversion Price" shall mean the conversion price per share of
          Common Stock into which the Convertible Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to
          Section 8 hereof. The initial Conversion Price will be $2.76. On August 6, 1997 and August 6, 1998 (each a "Reset Date"), the Conversion Price will be adjusted (the "Conversion Reset") to equal
          (x) the product of (i) the average of the high and low prices on the Nasdaq National Market, or the consolidated transaction reporting tape in the event that the Common Stock of the Company is not then traded on the Nasdaq National Market, and (ii) the number of shares of Common Stock of the Company reported as being traded on that day, for each Trading Day of the 10 calendar days preceding the Reset Date (the "Conversion Reset Period"), divided by the total number of shares of Common Stock of the Company traded over the Conversion Reset Period, then multiplied by (y) 110% (the "Conversion Reset Price"), if such Conversion Reset Price shall be lower than the Conversion Price before such calculation. In the event that the Conversion Price before such calculation shall be equal to or less than the Conversion Reset Price, then no adjustment to the Conversion Price shall be made.

               "Corporate Change" shall have the meaning set forth in Section 8 hereof.

               "Current Market Price" per share of Common Stock on any date shall mean the average of the daily Closing Prices for the 30 consecutive Trading Dates commencing 45 Trading Dates before the date of determination.

               "dividend payment date" shall have the meaning set forth in paragraph (a) of Section 3 hereof.

               "dividend payment record date" shall have the meaning set forth in paragraph (a) of Section 3 hereof.

               "Dividend Periods" shall mean quarterly dividend periods commencing on the first day of March, June, September and December of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period which shall commence on the Issue Date and end on and include August 31, 1996).

               "Issue Date" shall mean the first date on which shares of Convertible Preferred Stock are issued.

               "Ownership Change" shall have the meaning set forth in Section 8 hereof.

               "Person" shall mean any individual, firm, partnership, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.



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               "Securities" shall have the meaning set forth in paragraph (d)
          (iii) of Section 7 hereof.

               "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               "Trading Date" or "Trading Day" with respect to Common Stock means (i) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business, (ii) if the Common Stock is quoted on the Nasdaq National Market, or any similar system of automated dissemination of quotations of securities prices, a day on which trades may be made on such system, (iii) if not quoted as described in clause (ii), days on which quotations are reported by the National Quotation Bureau Incorporated or (iv) otherwise, any Business Day.

               "Transaction" shall have the meaning set forth in paragraph (e) of Section 7 hereof.

               3.   Dividends.

                    A. The holders of shares of the Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of assets legally available therefor, at the option of the Company, either (i) cumulative cash dividends at an annual rate of 10% of the liquidation preference per share (an amount equivalent to $500 per annum per share) of Convertible Preferred Stock or (ii) that number of shares of Common Stock that could be purchased at 90% of the closing bid price averaged over the ten trading days preceding the dividend payment date (as defined below). Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be assets of the Corporation legally available for the payment of such dividends and whether or not such dividends are declared, and shall be payable quarterly, when, as and if declared by the Board of Directors, on March 1, June 1, September 1, and December 1 in each year (each a "dividend payment date"), commencing on September 1, 1996. If September 1, 1996 or any other dividend payment date shall be on a day other than a Business Day, then the dividend payment date shall be on the next succeeding Business Day. Each such dividend shall be payable in arrears to the holders of record of shares of the Convertible Preferred Stock, as they appear on the stock records of the Corporation at the close of business on those dates (each such date, a "dividend payment record date"), not less than 10 days nor more than 60 days preceding the dividend payment dates thereof, as shall be fixed by the Board of Directors. Dividends on the Convertible Preferred Stock shall accrue (whether or not declared) on a daily basis from the Issue Date and accrued dividends for each Dividend Period shall accumulate to the extent not paid on the dividend payment date first following the




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     Dividend Period for which they accrue. As used herein, the term "accrued"
     with respect to dividends includes both accrued and accumulated dividends. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

                    B. The amount of dividends payable for each full Dividend Period for the Convertible Preferred Stock shall be computed by dividing the annual dividend rate by four (rounded down to the nearest cent). The amount of dividends payable for the initial Dividend Period on the Convertible Preferred Stock, or any other period shorter or longer than a full Dividend Period on the Convertible Preferred Stock, shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Holders of shares of Convertible Preferred Stock called for redemption on a redemption date falling between the close of business on a dividend payment record date and the opening of business on the corresponding dividend payment date shall, in lieu of receiving such dividend on the dividend payment date fixed therefor, receive such dividend payment together with all other accrued and unpaid dividends on the date fixed for redemption (unless such holder converts such shares in accordance with Section 7 hereof). Holders of shares of Convertible Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or securities, in excess of cumulative dividends, as herein provided, on the Convertible Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Convertible Preferred Stock which be in arrears.

                    C. So long as any shares of the Convertible Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any class or series of stock of the Corporation ranking, as to dividends, on a parity with the Convertible Preferred Stock, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Convertible Preferred Stock for all Dividend Periods terminating on or prior to the date of payment, or setting apart for payment, of such full cumulative dividends on such parity stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, upon the shares of the Convertible Preferred Stock and any other class or series of stock ranking on a parity as to dividends with the Convertible Preferred Stock, all dividends declared upon shares of the Convertible Preferred Stock and all dividends declared upon such other stock shall be declared pro rata so that the amounts of dividends per share declared on the Convertible Preferred Stock and such other stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Convertible Preferred Stock and on such other stock bear to each other.



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                    D. So long as any shares of the Convertible Preferred Stock are outstanding, no other stock of the Corporation ranking on a parity with the Convertible Preferred Stock as to dividends or upon liquidation, dissolution or winding up shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Convertible Preferred Stock as to dividends and upon liquidation, dissolution or winding up) unless (i) the full cumulative dividends, if any, accrued on all outstanding shares of the Convertible Preferred Stock shall have been paid or set apart for payment for all past Dividend Periods and (ii) sufficient funds shall have been set apart for the payment of the dividend for the current Dividend Period with respect to the Convertible Preferred Stock.

                    E. So long as any shares of the Convertible Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or other stock ranking junior to the Convertible Preferred Stock as to dividends and upon liquidation, dissolution or winding up) shall be declared or paid or set apart for payment and no other distribution shall be declared or made or set apart for payment, in each case upon the Common Stock nor any other stock of the Corporation ranking junior to the Convertible Preferred Stock as to dividends or upon liquidation, dissolution or winding up, nor shall any Common Stock nor any other such stock of the Corporation ranking junior to the Convertible Preferred Stock as to dividends or upon liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Convertible Preferred Stock as to dividends and upon liquidation, dissolution or winding up) unless, in each case (i) the full cumulative dividends, if any, accrued on all outstanding shares of the Convertible Preferred Stock and any other stock of the Corporation ranking on a parity with the Convertible Preferred Stock as to dividends shall have been paid or set apart for payment for all past Dividend Periods and all past dividend periods with respect to such other stock and (ii) sufficient funds shall have been set apart for the payment of the dividend for the current Dividend Period with respect to the Convertible Preferred Stock and for the current dividend period with respect to any other stock of the Corporation ranking on a parity with the Convertible Preferred Stock as to dividends.

               4.   Liquidation Preference.

                    A. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Common Stock or any other series or class or classes of stock of the




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     Corporation ranking junior to the Convertible Preferred Stock upon liquidation, dissolution or winding up, the holders of the shares of Convertible Preferred Stock shall be entitled to receive $5,000 per share plus an amount per share equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. No payment on account of any liquidation, dissolution or winding up of the Corporation shall be made to the holders of any class or series of stock ranking on a parity with the Convertible Preferred Stock in respect of the distribution of assets upon dissolution, liquidation or winding up unless there shall likewise be paid at the same time to the holders of the Convertible Preferred Stock like proportionate amounts determined ratably in proportion to the full amounts to which the holders of all outstanding shares of Convertible Preferred Stock and the holders of all outstanding shares of such parity stock are respectively entitled with respect to such distribution. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Convertible Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of stock ranking, as to liquidation, dissolution or winding up, on a parity with the Convertible Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Convertible Preferred Stock and any such other stock ratably in accordance with the respective amounts which would be payable on such shares of Convertible Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations or other entities, (ii) a sale, lease, exchange or transfer of all or any part of the Corporation assets or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

                    B. Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the Convertible Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Convertible Preferred Stock, as provided in this Section 4, any other series or class or classes of stock ranking junior to the Convertible Preferred Stock upon liquidation, dissolution or winding up shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of Convertible Preferred Stock shall not be entitled to share therein.

                    C. Written notice of any liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than 30 days prior to any payment date stated therein, to the holders of record of the Convertible Preferred Stock at their respective addresses as




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     the same shall appear on the books of the Corporation.

               5.   Transfers.

                    A. Each certificate of Convertible Preferred Stock shall bear the legend substantially in the form of that given in Exhibit A, describing the transfer restrictions to which it is subject.

                    B. Each certificate of Convertible Preferred Stock presented for transfer, exchange or conversion:

                    1. shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or its attorney, duly authorized in writing; and

                    2.   shall be accompanied by a Transferor
                    Certificate in the form of Exhibit B.

               6.   Redemption at the Option of the Corporation.

                    A. Convertible Preferred Stock may not be redeemed by the Corporation prior toAugust 6, 1997, on or after which the Corporation, at its option, may redeem the shares of Convertible Preferred Stock, in whole or in part, out of funds legally available therefor, at any time or from time to time, subject to the notice provisions and provisions for partial redemption described below, at an amount equal to the liquidation preference of such shares of Convertible Preferred Stock plus an amount equal to accrued and unpaid dividends, if any, to (and including) the date fixed for redemption, whether or not earned or declared; provided, however, that the Corporation may not redeem the Convertible Preferred Stock unless the closing price of the Common Stock on the principal stock exchange or market on which the Common Stock is then quoted or admitted to trading equals or exceeds 150% of the Conversion Price for at least 20 trading days within a period of 30 consecutive trading days, provided, further, that if a redemption date is a dividend payment date, the quarterly payment becoming due on such date shall be payable to the holder of record as of the relevant record date.

               B. In the event the Corporation shall redeem shares of Convertible Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock records of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Convertible Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such



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     shares to be redeemed from such holder; (iii) the redemption price; (iv)
     the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) the then current conversion price; (vi) the date five days prior to the redemption date on which the right to convert the Convertible Preferred Stock terminates; and
     (vii) that dividends on the shares to be redeemed shall cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date, unless the Corporation shall be in default in providing money for the payment of the redemption price (including any accrued and unpaid dividends to (and including) the date fixed for redemption), (i) dividends on the shares of the Convertible Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall be deemed no longer outstanding, and (iii) all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the moneys payable upon redemption without interest thereon) shall cease. The Corporation's obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the Corporation shall deposit with a bank or trust company having an office in the Borough of Manhattan, City of New York, and having a capital and surplus of at least $50,000,000, funds necessary for such redemption, in trust for the account of the holders of the shares to be redeemed (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such funds be applied to the redemption of the shares of Convertible Preferred Stock so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of three years from such redemption date shall be released or repaid to the Corporation, after which, subject to any applicable laws relating to escheat or unclaimed property, the holder or holders of such shares of Convertible Preferred Stock so called for redemption shall look only to the Corporation for payment of the redemption price.

                    Upon surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable redemption price aforesaid. If fewer than all the outstanding shares of Convertible Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Convertible Preferred Stock not previously called for redemption by lot or pro rata (as near as may be) or by any other method determined by the Corporation in its sole discretion to be equitable. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                    Notwithstanding the foregoing, if notice of redemption has been given pursuant to this Section 5 and any holder of shares of Convertible Preferred Stock shall, prior to the close of business on (i) the date which is five days prior to the redemption date, or (ii) if the Corporation shall so elect and state in the notice of




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     redemption, the date (which date shall be the date five days prior to the date fixed for redemption or an earlier date not less than 30 days after the date of mailing of the redemption notice) on which the Corporation irrevocably deposits with a designated bank or trust company as paying agent, money sufficient to pay, on the redemption date, the redemption price, give written notice to the Corporation pursuant to Section 7(b) hereof of the conversion of any or all of the shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation), then the conversion of such shares to be redeemed shall become effective as provided in Section 7.

               7. Shares to be Retired. All shares of Convertible Preferred Stock purchased, redeemed, exchanged or converted by the Corporation shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series and may thereafter be reissued.

               8. Conversion. Holders of shares of Convertible Preferred Stock shall have the right to convert all or a portion of such shares (including fractions of such shares) into shares of Common Stock, as follows:

                    A. Subject to and upon compliance with the provisions of this Section 8, a holder of shares of Convertible Preferred Stock shall have the right, at such holder's option, at any time to convert any of such shares (or fractions thereof) into the number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the aggregate liquidation preference of the shares to be converted by the Conversion Price and by surrender of such shares, such surrender to be made in the manner provided in paragraph (b) of this Section 8; provided, however, that the right to convert shares called for redemption pursuant to Section 5 hereof shall terminate at the close of business on (i) the date five days prior to the date fixed for redemption or exchange, or (ii) if the Corporation shall so elect and state in the notice of redemption, the date (which date shall be the date five days prior to the date fixed for redemption or an earlier date not less than 30 days after the date of mailing of the redemption notice) on which the Corporation irrevocably deposits with a designated bank or trust company as paying agent, money sufficient to pay, on the redemption date, the redemption price. No fractional shares or securities representing fractional shares of Common Stock will be issued upon conversion, and instead such amounts as would have been paid in fractional shares will be paid in cash as provided in
     Section 8(c).

                    B. In order to exercise the conversion right, the holder of each share of Convertible Preferred Stock (or fraction thereof) to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation, accompanied by written notice to the Corporation that the holder thereof elects to convert Convertible Preferred Stock or a specified portion



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     thereof. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Convertible Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid or are not required to be paid).

                    Holders of shares of Convertible Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date (except that holders of shares called for redemption on a redemption date falling between the close of business on such dividend payment record date and the opening of business on the corresponding dividend payment date shall, in lieu of receiving such dividend on the dividend payment date fixed therefor, receive such dividend payment together with all other accrued and unpaid dividends on the date fixed for redemption, unless such holder converts such shares called for redemption pursuant to the provisions of this Section 8) notwithstanding the conversion thereof following such dividend payment record date and prior to such dividend payment date. However, shares of Convertible Preferred Stock surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding dividend payment date (except shares called for redemption or exchange on a redemption date or exchange date during such period) must be accompanied by payment of an amount equal to the dividend payment with respect to such shares of Convertible Preferred Stock presented for conversion on such dividend payment date. A holder of shares of Convertible Preferred Stock on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into shares of Common Stock on the corresponding dividend payment date will receive the dividend payable by the Corporation on such shares of Convertible Preferred Stock on such date and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Convertible Preferred Stock for conversion on the dividend payment date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

                    As promptly as practicable after the surrender of certificates for shares of Convertible Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on such holder's written order, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section 8, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph (c) of this Section 8.




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                    Each conversion shall be deemed to have been effected
     immediately prior to the close of business on the date on which the certificates for shares of Convertible Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation. All shares of Common Stock delivered upon conversion of the Convertible Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable.

               C. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Convertible Preferred Stock (or fraction thereof), the Corporation shall pay to the holder of such share an amount in cash equal to the Closing Price of Common Stock on the Trading Date immediately preceding the date of conversion multiplied by the fraction of a share of Common Stock represented by such fractional interest. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Convertible Preferred Stock so surrendered.

               D. The Conversion Price shall be adjusted from time to time as follows:

                    1. In case the Corporation shall after the Issue Date (A) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide or split its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Stock, the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of any share of Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Corporation which such holder would have owned or have been entitled to receive after the occurrence of any of the events described above had such share been surrendered for conversion immediately prior to the occurrence of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the close of business on the record date for determination of stockholders entitled to receive such dividend or distribution in the case of a dividend or distribution (except as provided in paragraph
          (h) below) and shall become effective immediately after the close of business on the effective date in the case of a subdivision, split, combination or reclassification. Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under clauses (ii) and (iii) below.

                    2. In case the Corporation shall issue after the Issue Date rights or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the issuance date) to subscribe for or purchase Common Stock at a price per share less than the Current Market Price per share of Common Stock at the record date for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price in effect immediately prior thereto shall be adjusted to equal the price determined by multiplying
          (A) the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants (without giving effect to any such issuance) and (2) the number of shares which the aggregate proceeds from the exercise of such rights or warrants for Common Stock would purchase at such Current Market Price, and the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants (without giving effect to any such issuance) and
          (2) the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such Current Market Price, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

                    3. In case the Corporation shall make a distribution to all holders of its Common Stock after the Issue Date of any Shares of capital stock of the Corporation or its subsidiaries (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends payable solely in cash that may from time to time be fixed by the Board of Directors, or dividends or distributions in connection with the liquidation, dissolution or winding up of the Corporation) or rights or warrants to subscribe for or purchase any of its securities or those of its subsidiaries (excluding those referred to in subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), then in each such case, the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (A) the Conversion Price in effect on the record date mentioned below by (B) a fraction, the numerator of which shall be the Current Market Price per share of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall, if made in good faith, be conclusive) as of such record date of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and the denominator of which shall be the Current Market Price per share of the Common Stock on such record date; provided, however, that in the event the then fair market value (as so determined) of the portion of Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of Convertible Preferred Stock shall have the right to receive the amount and kind of Securities such holder would have received had such holder converted each such share of Convertible Preferred Stock immediately prior to the record date for the distribution of the Securities. Such adjustment shall become effective immediately, except as provided in paragraph (h) below, after the record date for the determination of stockholders entitled to receive such distribution; provided, further, that any such Securities consisting of rights or warrants shall, notwithstanding paragraphs (ii) or (iii) above, by their terms provide for an increase or increases with the passage of time or otherwise in the price payable to the Corporation upon the exercise thereof, the Conversion Price upon any such increase becoming effective shall forthwith be readjusted (but to no greater extent than originally adjusted by reason of such issuance or sale) to reflect the same. Upon the expiration or termination of such rights or warrants, if any such rights or warrants shall not have been exercised, then the Conversion Price shall forthwith be readjusted and thereafter be the rate which it would have been had an adjustment been made on the basis that (A) the only rights or warrants so issued or sold were those so exercised and they were issued or sold for the consideration actually received by the Corporation upon such exercise plus the consideration, if any, actually received by the Corporation for the granting of all such options, rights or warrants whether or not exercised and (B) the Corporation issued and sold a number of shares of Common Stock equal to those actually issued upon exercise of such rights, and such shares were issued and sold for a consideration equal to the aggregate exercise price in effect under the exercise rights actually exercised at the respective dates of their exercise. For purposes of subparagraphs (ii) and (iii), the aggregate consideration received by the Corporation in connection with the issuance of shares of Common Stock or of rights or warrants shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon the exercise of such rights or warrants into shares of Common Stock.

                    4. In case the Corporation shall, by dividend or otherwise, at any time distribute to all holders of the Common Stock cash (excluding any cash that is distributed as part of a distribution referred to in subparagraph (iii) above or in connection with a transaction to which paragraph (e) of this Section 8 applies) in an aggregate amount that, together with (A) the aggregate amount of any other distributions to all holders of the Common Stock made exclusively in cash within the 12 months preceding the date fixed for the determination of stockholders entitled to such distribution and in respect of which no Conversion Price adjustment pursuant to subparagraph (iii) above or this subparagraph (iv) has been made previously and (B) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall, if made in good faith, be conclusive) as of such date of determination of consideration payable in respect of any tender or exchange offer by the Corporation or a Subsidiary for all or any portion of the Common Stock consummated within 12 months preceding such date of determination and in respect of which no Conversion Price adjustment pursuant to subparagraph (v) below has been made previously, exceeds 20% of the product of the Current Market Price per share of Common Stock on such date of determination times the number of shares of Common Stock outstanding on such date, then in each such case the Conversion Price shall be reduced so that it shall equal the price obtained by multiplying the Conversion Price in effect immediately prior to the close of business on such date of determination by a fraction of which the numerator shall be (x) the Current Market Price per share of Common Stock on such date less the amount of cash to be distributed at such time applicable to one share of Common Stock and the denominator shall be (y) such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day after such date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of Convertible Preferred Stock shall have the right to receive the amount of cash such holder would have received had such holder converted each such share of Convertible Preferred Stock immediately prior to the record date for such distribution.

                    5. In case a tender or exchange offer made by the Corporation or any Subsidiary for all or any portion of the Common Stock shall be consummated and such tender or exchange offer shall involve an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall, if made in good faith, be conclusive) as of the last time

          (the "Expiration Time") that tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that, together with (A) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall, if made in good faith, be conclusive) as of the Expiration Time of the other consideration paid in respect of any other tender or exchange offer by the Corporation or a Subsidiary for all or any portion of the Common Stock consummated within the 12 months preceding the Expiration Time and in respect of which no Conversion Price adjustment pursuant to this subparagraph (v) has been made previously and (B) the aggregate amount of any distributions to all holders of the Common Stock made exclusively in cash within the 12 months preceding the Expiration Time and in respect of which no Conversion Price adjustment pursuant to subparagraph (iii) or (iv) above has been made previously, exceeds 20% of the product of the Current Market Price per share of Common Stock immediately prior to the Expiration Time times the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time, then in each such case the Conversion Price shall be reduced so that it shall equal the price obtained by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be (x) the product of the Current Market Price per share of Common Stock immediately prior to the Expiration Time times the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time minus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders upon consummation of such tender or exchange offer and the denominator shall be (y) the product of such Current Market Price times such number of outstanding shares at the Expiration Time minus the number of shares accepted for payment in such tender or exchange offer (the "Purchased Shares"), such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time; provided, however, that if the number of Purchased Shares or the aggregate consideration payable therefor have not been finally determined by such opening of business, the adjustment required by this subparagraph (v) shall, pending such final determination, be made based upon the preliminarily announced results of such tender or exchange offer, and, after such final determination shall have been made, the adjustment required by this subparagraph (v) shall be made based upon the number of Purchased Shares and the aggregate consideration payable therefor as so finally determined.

                    6. Except as provided in subparagraph (v) above, no adjustment of the conversion price will be made for cases dividends to the extent they are paid from retained earnings and no adjustment in the Conversion Price, in any event, shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subparagraph (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided, however, that any adjustment shall be required and shall be made in accordance with the provisions of this Section 8 (other than this subparagraph (vi)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holder of shares of Common Stock. All calculations under this
          Section 8 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest 1/100th of a share (with .005 of a share being rounded-upward), as the case may be. Anything in this Section 8(d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this Section 8(d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets or any other transaction which could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended, hereafter made by the Corporation to its stockholders shall not be taxable for such stockholders.

               E. In case the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock and excluding any transaction as to which Section 8(d)(i) applies) (each of the foregoing being referred to as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), then the Convertible Preferred Stock will thereafter no longer be subject to conversion into Common Stock pursuant to
     Section 8, but instead shall be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Convertible Preferred Stock was convertible immediately prior to such Transaction. The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e) and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Convertible Preferred Stock which will contain provisions enabling the holders of the Convertible Preferred Stock which remains outstanding after such Transaction to convert into the consideration received by holders of Common Stock at the Conversion Price immediately after such Transaction. In the event that at any time, as a result of an adjustment made pursuant to this Section 8, the Convertible Preferred Stock shall become subject to conversion into any securities other than shares of Common Stock, thereafter the number of such other securities so issuable upon conversion of the shares of Convertible Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Convertible Preferred Stock contained in this Section 8. The provisions of this Section

     8(e) shall similarly apply to successive Transactions.

               F.   If:

                         1. the Corporation shall declare a dividend (or any
                    other distribution) on the Common Stock that would cause an adjustment to the Conversion Price of the Convertible Preferred Stock pursuant to the terms of any of the paragraphs above (including such an adjustment that would occur but for the terms of the first sentence of subparagraph (d)(vii) above); or

                         2. the Corporation shall authorize the granting to the
                    holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

                         3. there shall be any reclassification or change of the
                    Common Stock (other than an event to which paragraph (d)(i) of this Section 8 applies) or any consolidation, merger or statutory share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation or any Change in Control (as defined in Section 9 below); or

                         4. there shall be a voluntary or involuntary
                    dissolution, liquidation or winding up of the Corporation;

          then, except as provided otherwise in Section 9, the Corporation shall cause to be mailed to the holders of shares of the Convertible Preferred Stock at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least 30 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 8.

               G. Whenever the Conversion Price is adjusted as herein provided, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price, the facts requiring such adjustment and upon which such adjustments are based and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of Convertible Preferred Stock at such holder's last address as shown on the stock records of the Corporation.

               H. In any case in which paragraph (d) of this Section 8 provides that an adjustment shall become effective immediately after a record date for an event and the date fixed for conversion pursuant to
          Section 8 occurs after such record date but before the occurrence of such event, the Corporation may defer until the actual occurrence of such event (i) issuing to the holder of any share of Convertible Preferred Stock surrendered for conversion the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph (c) of this Section 8.

               I. For purposes of this Section 8, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation or any corporation controlled by the Corporation.

               J. Notwithstanding any other provision herein to the contrary, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under any such plan shall not be deemed to constitute an issuance of Common Stock. There shall be no adjustment of the Conversion Price in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section
          8. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section 8, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value.

               K. In case the Corporation shall take any action affecting the Common Stock, other than action described in this Section 8, which in the

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

          opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the shares of Convertible Preferred Stock, the Conversion Price for the Convertible Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances.

               L. The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the Convertible Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Convertible Preferred Stock not theretofore converted. For purposes of this paragraph (1), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                    Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock deliverable upon conversion of the Convertible Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

                    The Corporation will endeavor to make the shares of Common Stock required to be delivered upon conversion of the Convertible Preferred Stock eligible for trading upon the Nasdaq National Market or upon any national securities exchange upon which the Common Stock shall then be traded, prior to such delivery.

                    Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Convertible Preferred Stock, the Corporation will endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

               M. The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the shares of Convertible Preferred Stock (or any other securities issued on account of the Convertible Preferred Stock pursuant hereto) or shares of Common Stock on conversion of the Convertible Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Convertible Preferred Stock (or any other securities issued on account of the Convertible Preferred Stock pursuant hereto) or shares of Common Stock in a name other than the name in which the shares of Convertible Preferred Stock with respect to which such Common Stock shares are issued were registered and the Corporation shall not be required to make any issue or delivery unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the reasonable satisfaction of the Corporation, that such tax has been paid or is not required to be paid.

               N. The Corporation shall not take any action which results in adjustment of the number of shares of Common Stock issuable upon conversion of a share of Convertible Preferred Stock if the total number of shares of Common Stock issuable after such action upon conversion of the Convertible Preferred Stock then outstanding, together with the total number of shares of Common Stock then outstanding, would exceed the total number of shares of Common Stock then authorized under the Corporation's Certificate of Incorporation. Subject to the foregoing, the Corporation shall take all such actions as it may deem reasonable under the circumstances to provide for the issuance of such number of shares of Common Stock as would be necessary to allow for the conversion from time to time, and taking into account adjustments as herein provided, of outstanding shares of the Convertible Preferred Stock in accordance with the terms and provisions of the Corporation's Certificate of Incorporation.

               9.   Special Right of Redemption Upon Change in Control.

               A. If a Change in Control (as defined below) should occur with respect to the Corporation, each holder of shares of the Convertible Preferred Stock shall have the right, at the holder's option, for a period of 45 days after the mailing of a notice by the Corporation that a Change in Control has occurred, to require the Corporation to repurchase all, or any portion, of such holder's shares of the Convertible Preferred Stock for a price equal to 100% of the liquidation preference amount of such Convertible Preferred Stock, plus an amount equal to all dividends (whether or not earned or declared), accrued and unpaid to the date fixed for repurchase (the "Repurchase Price").

               B. If a Change in Control shall occur, then, as soon as practicable and in any event within 30 days after the occurrence of such Change in Control, the Corporation shall mail to each registered holder of a share of Convertible Preferred Stock a notice setting forth details regarding the special right of the holders to have their shares of Convertible Preferred Stock repurchased as a result of such Change in Control. A holder of a share of Convertible Preferred Stock must exercise such repurchased right within the 45-day period after the mailing of the Special Right Notice by the Corporation or such special right shall expire. The repurchase date for shares so repurchased shall be the 45th day after the mailing of the Special Right Notice. Exercise of such repurchase right shall be irrevocable and no dividend on the shares of Convertible Preferred Stock tendered for repurchase shall accrue from and after the repurchase date.

               C.   The Special Right Notice shall state:

                    1. the event constituting the Change in Control;

                    2. the last date upon which holders may submit shares of Convertible Preferred Stock for repurchase;

                    3. the Repurchase Price;

                    4. the Conversion Price then in effect under Section 8 and the continuing conversion rights, if any, under Section 8(e);

                    5. the name and address of any paying agent and conversion agent;

                    6. that exercise of such conversion right shall be irrevocable and no dividends on shares of Convertible Preferred Stock tendered for conversion shall accrue from and after the conversion date;

                    7. that the consideration to be received shall be delivered within five Business Days after the last date upon which holders may submit Convertible Preferred Stock for conversion.

               D. As used herein, a "Change in Control" means (i) the acquisition by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") (excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
     Act) of 50% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or (ii) individuals, who, as of the date of original issuance of the Convertible Preferred Stock, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date of original issuance of the Convertible Preferred Stock whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this definition, considered as though such person were a member of the Incumbent Board; or (iii) approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were stockholders of the Company prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities; or
     (iv) a liquidation or dissolution of the company (other than pursuant to the United States Bankruptcy Code) or of the sale of all or substantially all of the assets of the Company.

               10. Ranking. Any class or classes of stock of the Corporation shall be deemed to rank:

               A. prior to the Convertible Preferred Stock, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Convertible Preferred Stock.

               B. on a parity with the Convertible Preferred Stock, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Convertible Preferred Stock, if the holders of such class of stock and the Convertible Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation prices, without preference or priority of one over the other; and

               C. junior to the Convertible Preferred Stock, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock shall be Common Stock or if the holders of Convertible Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock.

               11.  Voting.

               A. Except as described below or as required by law, holders of Convertible Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock of the Company into which such Convertible Preferred Stock could be converted and shall have the voting rights and powers equal to the voting rights and powers of the Common Stock (voting together with the Common Stock as a single class) and shall be entitled to notice of any stockholders' meeting in accordance with the By-Laws, of the Company. With respect to matters affecting only the Convertible Preferred Stock, each outstanding share of Preferred Stock will be entitled to one vote. In either case described in this paragraph, shares held by the Company or any entity controlled by the Company shall be excluded and shall have no voting rights.

               B. Upon issuance of the Convertible Preferred Stock, the number of directors of the Company will be increased by one, and the holders of the Convertible Preferred Stock (voting separately as a class with one vote per share of Convertible Preferred Stock) will be entitled to elect such one additional director to the Board of Directors at any meeting of stockholders of the Company at which directors are to be elected.

               C. So long as any shares of the Convertible Preferred Stock remain outstanding, the consent of the holders of at least two-thirds of the shares of Convertible Preferred Stock outstanding at the time given in person or by proxy either in writing (as permitted by law and the Certificate of Incorporation and By-laws of the Corporation) or at any special or annual meeting, shall be necessary to permit, effect or validate any one or more of the following:

               1. the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock, or any security convertible into stock of such class or series, ranking prior to, or pari passu with, the Convertible Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up;

               2. the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation of the Corporation (including this Certificate) which would adversely affect any right, preference, privilege or, voting power of the Convertible Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized preferred stock or the creation and issuance of other series of preferred stock, or any increase in the amount of authorized shares of such series or of any other series of preferred stock, in each case ranking junior to the Convertible Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such rights, preferences, privileges or voting powers; or

               3. the authorization of any reclassification of the Convertible Preferred Stock.

               The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Convertible Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption, scheduled to be consummated within three months after such time.

               12.  Exchange of the Convertible Preferred Stock.

                    (a) Each holder of the Convertible Preferred Stock may at any time, at its option elect to have all (but not less than all) of its outstanding shares of Convertible Preferred Stock exchanged for any other securities issued by the Corporation within 180 days of the Issue Date (the "Exchange Securities"). The amount of each Exchange Security of which a holder of Convertible Preferred Stock is entitled to receive shall be equal to the liquidation preference of each share of the Convertible Preferred Stock then held by such holder).

                    (b) The Corporation shall provide each holder of Convertible Preferred Stock with a written notice at least 30 and not more than 60 days prior to any offering of Exchange Securities (provided that it may legally do so at such time), which written notice shall (A) specify the date on which the holder may exchange its Convertible Preferred Securities, (B) specify the amount of Exchange Securities to be issued on the date of such exchange, (C) indicate the amount of full cumulative dividends to be paid to such holder on such exchange date, and (D) include a copy of the form of Exchange Security proposed to be issued on such date.

                    (c) Each holder of Convertible Preferred Stock shall provide the Corporation with written notice of its intention to exchange such shares of Convertible Preferred Stock at least 20 days prior to the date specified for such exchange in the written notice provided for in paragraph
     (b) above.

               13. Record Holders. The Corporation may deem and treat the record holder of any shares of Convertible Preferred Stock as the true and lawful owner thereof for all purposes, and the Corporation shall not be affected by any notice to the contrary.

               14. Notice. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon receipt. In the case of a notice of conversion given to the Corporation as contemplated in Section 8(b) hereof, or, in all other cases, upon the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate) with postage prepaid, addressed: if to the Corporation, to its offices at 111 West 40th Street, New York, NY 10018 (Attention: Edwin W. Dean, Esq.) or other agent of the Corporation designated as permitted by this Certificate, or, if to any holder of the Convertible Preferred Stock, to such holder at the address of such holder of the Convertible Preferred Stock as listed in the stock record books of the Corporation; or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

          IN WITNESS WHEREOF, this Certificate has been executed on behalf of the Corporation by the undersigned on the 5th day of August, 1996.

                                   DANSKIN, INC.



                                   By:/s/ Edwin W. Dean
                                      ------------------------------------
                                      Edwin W. Dean
                                      Vice Chairman of the Board

                                                                       Exhibit A


          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AND SUBJECT TO COMPLIANCE WITH OTHER APPLICABLE LAWS. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE"), ONLY
(A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR" FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OTHERWISE IN COMPLIANCE WITH OTHER APPLICABLE LAWS, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR
(F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Certificate Number 1                                      Preferred Stock


                                 Preferred Stock
                                       of
                                  Danskin, Inc.

                         10% Convertible Preferred Stock
                      (liquidation amount $5,000 per Share)



          Danskin, Inc., a Delaware corporation (the "Company"), hereby certifies that Oppenheimer Bond Fund For Growth (the "Holder") is the registered owner of preferred stock of the Company designated the 10% Convertible Preferred Stock (liquidation amount $5,000 per Preferred Stock) (the "Preferred Stock"). The Preferred Stock is transferable on the books and records of the Company, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer, accompanied by a Transferor Certificate. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Stock represented hereby and shall in all respects be subject to the provisions of the Certificate of Designations dated as of August __, 1996, as the same may be amended from time to time (the "Certificate of Designations"). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Corporation will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.

          Reference is hereby made to select provisions of the Preferred Stock set forth on the following pages, which select provisions shall for all purposes have the same effect as if set forth at this place.

          Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

          Distributions payable on the Preferred Stock will be fixed at a rate per annum of 10% (the "Coupon Rate") of the stated liquidation amount of $5,000 per Preferred Stock. The term "Distributions" as used herein includes such cash and Common Stock distributions unless otherwise stated. The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly Distribution period for which Distributions are computed, Distributions will be computed on the basis of the actual number of days elapsed per 30-day month.

          Except as otherwise described below, distributions on the Preferred Stock will be cumulative, will accrue from the date of original issuance and will be repayable quarterly in arrears, on March 1, June 1, September 1, and December 1 of each year, commencing on ____________, 1996, to Holders of record on the Business Day next preceding such payment dates, except as otherwise provided in the Certificate of Designations.

          The Preferred Stock shall be redeemable as provided in the Certificate of Designations.

          The Preferred Stock shall be convertible into the Common Stock of Danskin, Inc. in the manner and according to the terms set forth in the Certificate of Designations.

          By acceptance of this Preferred Stock, the Holder agrees to be bound by the terms of the Registration Rights Agreement relating to the Common Stock issuable upon conversion thereof.

          IN WITNESS WHEREOF, the Company has executed this certificate this ______ day of August, 1996.



                                   DANSKIN, INC.


                                   By:________________________
                                      Edwin W. Dean
                                      Vice Chairman of the Board

                                                                       Exhibit B

                        [FORM OF TRANSFEROR CERTIFICATE]

                        [Letterhead of Selling Holder or
                          U.S. Registered Broker-Dealer
                         Acting in Such Person's Behalf]


                                               Date:___________________

Dear Ladies and Gentlemen:

          This certificate relates to the 10% Cumulative Convertible Preferred Stock (Liquidation Preference $5,000) of Danskin, Inc., a Delaware corporation (the "Company"), held in definitive form (the "Security") by ________________ (the "Transferor").

          The Transferor has requested the Corporation written order to register the transfer of a Security.

          In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Certificate of Designations relating to the above captioned Security and the transfer of this Security does not require registration under the Securities Act (as defined below) because:(1)

          [ ] Such Security is being transferred to the Company pursuant to an exchange, conversion or redemption.

          [ ] Such Security is being transferred pursuant to a Registration Statement which has been declared effective under the Securities Act.

          [ ] Such Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.

          [ ] Such Security is being transferred pursuant to an offer and sale to a non-U.S. Person outside the United States within the meaning of Regulation S under the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.



- ----------

(1) Check applicable box.

          [ ] Such Security is being transferred to an institutional "Accredited Investor" within the meaning of Subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.

          [ ] Such Security is being transferred in reliance on and in compliance with another available exemption from the registration requirements of the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.


                                        --------------------------
                                        [INSERT NAME OF TRANSFEROR]


                                        By:_______________________

Dated: _________________